Exhibit 99.1

I-ON Digital Corp. Acquires Controlling Interest in Orebits Corp. and Secures Significant Gold-Backed Digital Asset Holdings

I-ON Digital Corp. (OTC: IONI) (“I-ON Digital” or the “Company”) announced the completion of its previously announced Contribution and Exchange Agreement with Orebits Acquisition Group, LLC (“OAG”), by which I-ON Digital has acquired a controlling interest in Orebits Corp. (“Orebits”), along with Orebits’ gold digitization patent portfolio, trademarks, brand marks, and core intellectual property. As part of this transaction, I-ON Digital will assume control over the Orebits digital platform and 9,700 Orebits.au gold-backed digital assets in exchange for Series C Preferred Shares in I-ON Digital. The Company estimates that the transaction will add approximately $18.2 million in shareholder equity to I-ON’s balance sheet.

I-ON Digital is at the forefront of institutional-level asset digitization, tokenization, and securitization. The Company’s focus is on tangible mineral assets like proven gold and other precious metals reserves. The Company recently added a SaaS platform that will allow banks, broker-dealers and other financial intermediaries to onboard an institutional-level platform further facilitating receipt, management, and reporting in the arena of digital assets. The Company is dedicated to offering innovative solutions to that bring tangible value to the banking, financial technology and mineral asset industries.

Employing proprietary means, the Company will immediately convert the 9,700 Orebits.au into I-ON’s own gold-backed digital securities, referred to commercially as ION.au. By leveraging its internally developed and acquired patent & intellectual property portfolio, the Company aims to enhance the underlying value of these digital securities. Having validated internal applications for institutional-level asset digitization and treatment, the Company looks to renew its focus on the acquisition of US-based gold and other mineral asset claims. With the addition of an estimated $18.2 million in shareholder equity, the Company believes that it will be able to offer a broader variety of digital asset–based financial instruments to an expanding list of product and service offerings.

“We are extremely excited to announce the completion of this transaction and can’t wait to deploy increased shareholder equity to further expand and enhance our asset digitization offerings in the marketplace,” shared Ken Park, Director and Chief Marketing Officer of I-ON Digital Corp. “This transaction builds on the technological progress we’ve made this year and will greatly enhance our go-to-market strategies while expanding our product and service offerings along the way.”

About I-ON Digital Corp:

I-ON Digital Corp (OTC: IONI) is a leading-edge provider of asset-digitization and securitization solutions engineered to provide a secure, fast, transparent, and institutional-grade ecosystem that digitizes documentary evidence of ownership, in accordance with a rigorous onboarding and acceptance process, into secure, asset-backed digital certificates that bring liquidity and accepted value to a wide-array of asset classes.

I-ON develops, acquires, and deploys a portfolio of novel and patented next-generation technologies that have been integrated and engineered into a comprehensive ecosystem built on a zero-trust, hybrid blockchain architecture that utilizes state-of-the-art smart contracts and sophisticated workflow management AI technologies to digitize ownership records of recoverable gold, precious metal, and mineral reserves into digital certificates that facilitate wealth transfer through new asset-backed financial instruments and asset classes that provide reserve owners and investors a new channel to maximize portfolio liquidity.

By offering services associated with asset digitization and securitization, and by licensing the Company’s expanding intellectual property portfolio, I-ON is able to generate revenue through transaction fees while actively growing innovative platforms beneficial for next-generation transactional models. Additional information is available at https://iondigitalcorp.com/.

Forward-Looking Statements

This news release contains forward-looking statements involving risks and uncertainties, which may cause results to differ materially from the statements made. When used in this document, the words “may,” “would,” “could,” “will,” “intend,” “look to,” plan,” “anticipate,” “believe,” “estimate,” “expect,” “seek,” “potential,” “outlook,” and similar expressions are intended to identify forward-looking statements. Such statements, including, but not limited to, I-ON’s current views with respect to future events and its financial forecasts, are subject to such risks and uncertainties. Many factors could cause actual results to differ materially from the statements made, including those risks described from time to time in filings made by I-ON with the Securities and Exchange Commission. In addition, there is uncertainty about the further spread of the COVID-19 virus or new variants thereof, or the occurrence of another wave of cases and the impact it may have on the Company’s operations, the demand for the Company’s products, global supply chains and economic activity in general. These and other risks and uncertainties are detailed in the Company’s filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, or expected. Statements in this news release regarding past trends or activities should not be taken as a representation that such trends or activities will continue. I-ON does not intend or assume any obligation to update these forward-looking statements other than as required by law.

SOURCE: I-ON Digital Corp (OTC: IONI)

Media Contact:

Oktane Media

IR@iondigitalcorp.com
(866) 440-2278

www.iondigitalcorp.com